UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2019

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23590	59-3046866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Broad Street, Stamford, Connecticut		06901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 504-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RVLT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Third Amendment to Forbearance Agreement and Seventeenth Amendment to Credit Facility

On August 16, 2019, Revolution Lighting Technologies, Inc. (the “Company”) and its direct and indirect subsidiaries (collectively, the “Obligors”) entered into a Third Amendment to Forbearance Agreement and Seventeenth Amendment (the “Seventeenth Amendment”) to its loan and security agreement (the “Loan Agreement”) with Bank of America N.A. (“Bank of America”). Under the terms of the Seventeenth Amendment, Bank of America agreed to forebear, until January 26, 2020, the maturity date of the Loan Agreement, from exercising its rights and remedies as a result of breaches of certain covenants under the Loan Agreement, including the Company’s failure to deliver to Bank of America required financial statements and to comply with a minimum fixed charge coverage ratio covenant. If the Company is not able to obtain a further amendment of the Loan Agreement to extend the maturity date of the Loan Agreement beyond January 26, 2020, all principal, interest and other amounts outstanding under the Loan Agreement will become due and payable at 5 p.m. on January 26, 2020; in addition, such amounts may become due and payable upon the earlier occurrence of any Termination Event (as defined in the Loan Agreement, as previously amended).

In the Seventeenth Amendment, Bank of America agreed to continue lending to the Company under the revolving credit facility provided by the Loan Agreement through January 26, 2020, subject to the Company continuing to comply with its obligations under the Seventeenth Amendment, including not allowing any additional Defaults or Events of Default (as defined in the Loan Agreement) to occur. Under the Seventeenth Amendment, Base Rate Revolver Loans (as defined in the Loan Agreement) shall have an interest rate equal to the Base Rate (as defined in the Loan Agreement) plus 3.25%, and LIBOR Revolver Loans (as defined in the Loan Agreement) shall have an interest rate equal to LIBOR plus 4.25%. Such interest rates may be reduced by 0.25% if the Company (i) meets certain field examination obligations and Bank of America receives an updated borrowing base certificate in substantial conformity with the results of such field examination and (ii) is not subject to any Default or Events of Default other than the defaults subject to forbearance in the Seventeenth Amendment. Such interest rates shall be increased by 0.25% if Bank of America determines that the delivery of any (i) financial report required by Exhibit E of the Loan Agreement, (ii) borrowing base certificate and/or (iii) Cash Flow Report (as defined in the Loan Agreement), is untimely and/or insufficient, with additional increases and/or fees to be implemented in the sole discretion of Bank of America if such situation is not rectified to the sole satisfaction of Bank of America within 15 days of notice thereof.

In exchange for the forbearance granted under the Seventeenth Amendment, the Company agreed, among other things, to (i) pay a $25,000 fee, (ii) fully cooperate with Bank of America’s field examiner to ensure that Bank of America shall receive a full inspection, audit and/or field examination of the Obligors’ books and records by October 15, 2019 (the “Field Report”), (iii) deliver to Bank of America a plan and schedule related to the reduction of certain unbilled accounts and the subsequent accounts receivables by September 30, 2019, (iv) deliver to Bank of America financial statements for fiscal year 2018 and each of the first three fiscal quarters of 2019 by no later than November 30, 2019, (v) allow Bank of America to communicate directly with the Obligors’ financial consultant regarding all services to be rendered by such consultant to the Obligors, (vi) not terminate or materially alter the engagement of the Obligors’ financial consultant without Bank of America’s consent, (vii) limit the cumulative use of cash by the Company for July-December 2019 in accordance with a new cash burn schedule, (viii) provide Bank of America with bi-weekly updated cash flow reports and monthly account statements for certain pledged securities collateral and pledged cash collateral and (ix) pay Bank of America’s expenses, including attorneys’ fees, in connection with the Seventeenth Amendment. Further, the Company agreed that Bank of America’s obligation to make revolver loans and issue letters of credit is immediately reduced from $30.0 million to $27.5 million.

Pursuant to the Seventeenth Amendment, Bank of America reserves the right to, in its sole discretion, make changes to advance rates or availability reserves and/or the criteria of Eligible Accounts, Eligible Energy Source – TNT Unbilled Accounts and/or Eligible Inventory (as each term is defined in the Loan Agreement), such changes to be implemented within 15 days of receipt of the Field Report. After the receipt by the Company of the Field Report, any failure by the Company to reflect in any subsequent borrowing base certificate any of the foregoing revisions implemented by Bank of America within 15 days thereof shall constitute an Event of Default under the Loan Agreement, and the forbearance amendment fee shall automatically be increased by an additional $10,000, due immediately.

Robert V. LaPenta, Sr., the Company’s Chairman, CEO and President, agreed to guaranty up to $5.5 million of borrowings under the Loan Agreement and agreed to maintain a minimum balance in a securities account of at least $11.0 million. In connection with Mr. LaPenta’s guaranty, the Company and its subsidiaries reaffirmed a reimbursement agreement, dated August 16, 2019 (the “Reimbursement Agreement”), under which the Company and its direct and indirect subsidiaries promise to reimburse Mr. LaPenta in the event any amounts are paid by Mr. LaPenta under such guaranty, plus interest at a market rate determined at the time of such payment. The Reimbursement Agreement replaces in its entirety that certain reimbursement agreement, dated January 26, 2017, by and among Mr. LaPenta, the Company and the Company’s direct and indirect subsidiaries thereto. The foregoing is a summary of the material terms of the Reimbursement Agreement and does not purport to be complete. The full text of the Reimbursement Agreement is attached hereto as Exhibit 99.2 and incorporated herein by reference.

As previously disclosed, Mr. LaPenta and his affiliate, Aston Capital, LLC (“Aston”), have funded the Company through continued periodic loans, and the Company previously issued a consolidated note, dated as of November 21, 2018, to Mr. LaPenta and Aston (the “Consolidated Note”) to reflect these loans. Subsequent to the issuance of the Consolidated Note, Mr. LaPenta has also made additional loans to the Company, and the Company may borrow additional funds from Mr. LaPenta (each, “Additional LaPenta Loans”). Pursuant to the Seventeenth Amendment, the aggregate principal amount of Additional LaPenta Loans which can be made to the Company is $16.0 million. Any Additional LaPenta Loans must be made pursuant to notes on the same terms as the Consolidated Note and will be subject to approval by the Audit Committee of the Company’s Board of Directors (the “Board of Directors”).

Any Additional LaPenta Loans to the Company in excess of $16.0 million would require the approval of both the Audit Committee of the Board of Directors and Bank of America. As of the effective date of the Seventeenth Amendment, the aggregate principal amount of Additional LaPenta Loans was $12.5 million. In addition, the Seventeenth Amendment limits the amount of cash payments that the Company may make for scheduled principal and interest payments on the Consolidated Note and any Additional LaPenta Loans to $125,000 per month.

As of August 21, 2019, the Company had total debt of approximately $73.7 million, including aggregate principal and interest outstanding under the Company’s line of credit with Bank of America of approximately $20.4 million, aggregate principal and interest outstanding under loans from Mr. LaPenta and Aston of approximately $52.2 million and approximately $1.2 million from other sources. As of August 21, 2019, the Company estimates that it had $3.0 million of available liquidity, reflecting its net cash position plus the remaining borrowing availability under the Loan Agreement.

The Company may need additional funding to continue its operations beyond the end of the first quarter of 2020. Whether additional funds will be needed will depend on the Company’s results of operations in the third and fourth quarters of 2019 and future periods, the amount of time and expense necessary to complete the previously announced investigation by the Securities and Exchange Commission (“SEC”) and the restatement of certain of the Company’s financial statements and any other related costs. The Company plans to work with Bank of America to further amend the Loan Agreement to extend the current maturity date and to provide for ongoing borrowing availability following January 26, 2020. However, there can be no assurance that the Company will obtain such an amendment. Any failure to obtain such an amendment under the Loan Agreement could result in the exercise of remedies by Bank of America, and all amounts becoming due under the Loan Agreement, and cause the Company to become unable to operate as a going concern.

The foregoing description of the Seventeenth Amendment is not complete and is qualified in its entirety by reference to the full text of the Seventeenth Amendment, which is attached to this Form 8-K as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 relating to the Seventeenth Amendment is incorporated by reference in its entirety in this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 16, 2019, Company received an additional delisting determination letter (the “Additional Determination Letter”) from the staff of the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) informing the Company that, since the Company is late in filing its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 (the “June 30, 2019 Form 10-Q”), Nasdaq will consider the deficiency as an additional basis for delisting the Company’s common stock from Nasdaq. Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all required periodic financial reports with the SEC.

As disclosed in prior Current Reports on Form 8-K, the Company previously received delisting determination letters from Nasdaq informing the Company that, since it has been unable to file its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2018, March 31, 2019 and June 30, 2019 and Annual Report on Form 10-K for the year ended December 31, 2018 (the “Delayed Reports”), and since the Company is not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”), which requires listed companies to maintain a minimum bid price of at least $1.00 per share, the Company’s common stock is subject to delisting from Nasdaq. The Company presented a plan of compliance to the Nasdaq Hearings Panel (the “Panel”) at a hearing held on June 6, 2019, which also contemplated the late filing of the June 30, 2019 Form 10-Q. As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on July 10, 2019, on July 9, 2019 the Company received an extension letter from the Panel informing the Company that the Panel has granted the Company’s request to continue listing on The Nasdaq Capital Market, subject to certain requirements, including that the Company become current in all of its SEC periodic public filings by October 29, 2019.

On August 22, 2019, the Company issued a press release announcing its receipt of the Additional Determination Letter. A copy of the press release is attached as Exhibit 99.3 and is incorporated by reference.

Forward-looking statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “will,” “may,” “estimates”, “expects,” “intends,” “believes” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding further amendments to the Loan Agreement, the Company’s future levels of indebtedness and funding needs, the availability of funding from Mr. LaPenta or Bank of America, when the Company will file the Delayed Reports and whether the Company will regain compliance with Nasdaq’s continued listing requirements, involve risks and uncertainties that may cause actual results to differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the risk that the Company’s ongoing restatement will not be timely completed, the risk that the Company will be unable to comply with the Bid Price Rule and the other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect the views of the Company’s management as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Third Amendment to Forbearance Agreement and Seventeenth Amendment to Loan and Security Agreement, dated August 16, 2019, among Revolution Lighting Technologies, Inc., Lighting Integration Technologies, LLC, Tri-State LED DE, LLC, Value Lighting, LLC, All Around Lighting, L.L.C., Energy Source, LLC, Revolution Lighting — E-Lighting, Inc., Seesmart, LLC, TNT Energy, LLC, the Guarantors party thereto and Bank of America, N.A.

99.2	Reimbursement Agreement, dated August 16, 2019, among Revolution Lighting Technologies, Inc., Lighting Integration Technologies, LLC, Tri-State LED DE, LLC, Value Lighting, LLC, All Around Lighting, L.L.C., Energy Source, LLC, Revolution Lighting — E-Lighting, Inc., Seesmart, LLC, TNT Energy, LLC, the Guarantors party thereto and Robert V. LaPenta.

99.3	Press Release, dated August 22, 2019, of Revolution Lighting Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2019

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ Robert V. LaPenta
Robert V. LaPenta, Sr.
Chief Executive Officer and President